UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
______________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): July 21, 2011 (July 15, 2011)
______________
Valeant Pharmaceuticals International, Inc.
(Exact name of registrant as specified in its charter)
______________

Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7150 Mississauga Road Mississauga, Ontario Canada		L5N 8M5
(Address of principal executive offices)		(Zip Code)

(905) 286-3000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)
______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 15, 2011, Valeant Pharmaceuticals International, Inc. (“VPII”) (as guarantor only) and its subsidiaries, Valeant International (Barbados) SRL (“VIB”) and Valeant Pharmaceuticals North America LLC (together with VIB, “we” or the “Purchasers”), entered into an Asset Purchase Agreement (the “Agreement”) to acquire certain assets and rights relating to the Ortho Dermatologics Division of Ortho-McNeil-Janssen Pharmaceuticals, Inc. (“Ortho”), a unit of Janssen Pharmaceuticals, Inc. (“Janssen”), in the United States.

Pursuant to the terms of the Agreement, at the closing of the transaction (the “Closing”), we will pay Janssen an aggregate cash purchase price of approximately $345 million, subject to certain adjustments relating to the level of inventory on hand at Closing.

Conditions

The Closing is subject to certain closing conditions, including, among others, the parties having obtained antitrust clearance in the United States. Each party’s obligation to close is also subject to the continued accuracy of the representations and warranties made (except, in most cases, as would not have a material adverse effect) and material compliance with the covenants agreed to by the other party to the Agreement.  Furthermore, each party’s obligation to close is subject to the absence of certain legal restraints on the transaction.

Representations and Warranties; Covenants

The Agreement includes customary representations, warranties and covenants including, among others, a covenant by Janssen to conduct the business of Ortho in the ordinary course until the Closing; non-competition arrangements with Janssen, whereby, Janssen shall not directly compete with the products being sold in certain respects in the dermatological field in the United States for a specified period after the Closing; and customary indemnification obligations.

Termination

The Agreement may be terminated by the Purchasers or Janssen on customary terms, including if the Closing has not occurred by December 23, 2011.

Item 8.01	Other Events.

On July 15, 2011, VPII issued a press release announcing the execution of the Agreement. A copy of the press release is being filed herewith as Exhibit 99.1 and the information contained therein is incorporated by reference into this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibit is filed with this report:

Exhibit No.	Description

99.1	Press Release of Valeant Pharmaceuticals International, Inc., dated July 15, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By:	/s/ Robert R. Chai-Onn
Name:	Robert R. Chai-Onn
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: July 21, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Valeant Pharmaceuticals International, Inc., dated July 15, 2011